Exhibit 99.1

ALTRIA REPORTS 2018 SECOND-QUARTER AND FIRST-HALF RESULTS;
TIGHTENS 2018 FULL-YEAR EARNINGS GUIDANCE

RICHMOND, Va. - July 26, 2018 - Altria Group, Inc. (Altria) (NYSE: MO) today announced its 2018 second-quarter and first-half business results and tightened its guidance for 2018 full-year adjusted diluted earnings per share (EPS).

“We continued our strong start to the year with adjusted diluted earnings per share growth of 18.8% in the second quarter. Our core tobacco businesses performed well as they continued to make strategic investments in support of their long-term objectives. Of course, our results benefited from a lower corporate tax rate,” said Howard Willard, Altria’s Chairman and Chief Executive Officer. “We continued to reward shareholders in the quarter by paying out over $1.3 billion in dividends and repurchasing approximately $437 million in shares.”
“To reflect a strong first half and continued confidence in our core tobacco businesses, we are raising the lower-end of our guidance and now expect full-year adjusted diluted EPS growth of 16% to 19%.”

As previously announced, a conference call with the investment community and news media will be webcast on July 26, 2018 at 9:00 a.m. Eastern Time. Access to the webcast is available at www.altria.com/webcasts and via the Altria Investor app.

Altria Headline Financials[1]

($ in millions, except per share data)	Q2 2018	Change vs. Q2 2017	First Half 2018	Change vs. First Half 2017
Net revenues	$6,305	(5.4)%	$12,413	(2.6)%
Revenues net of excise taxes	$4,879	(3.7)%	$9,549	(1.1)%
Tax rate:
Reported tax rate	26.6%	(5.0) pp	24.9%	(7.3) pp
Adjusted tax rate	22.9%	(12.6) pp	23.1%	(12.5) pp
Per share data:
Reported diluted EPS	$0.99	(3.9)%	$1.99	13.7%
Adjusted diluted EPS	$1.01	18.8%	$1.96	24.1%
1 “Adjusted” financial measures presented in this release exclude the impact of special items. See “Basis of Presentation” for more information.

Cash Returns to Shareholders
Dividends:

•	Altria paid over $1.3 billion in dividends in the second quarter.

•	Altria’s current annualized dividend rate is $2.80 per share, representing an annualized dividend yield of 4.9% as of July 20, 2018.

•
Altria expects to maintain a dividend payout ratio target of approximately 80% of adjusted diluted EPS. Future dividend payments remain subject to the discretion of Altria’s Board of Directors (Board).

6601 West Broad Street, Richmond VA 23230

Share Repurchase Program:

•	Altria repurchased 7.6 million shares in the second quarter at an average price of $57.65, for a cost of approximately $437 million.

•	In May 2018, the Board authorized a $1 billion expansion to the previous $1 billion share repurchase program.

•
As of June 30, 2018, Altria had slightly more than $1 billion remaining in the current $2 billion share repurchase program, which Altria expects to complete by the end of the second quarter of 2019. The timing of share repurchases depends upon marketplace conditions and other factors, and this program remains subject to the discretion of the Board.

Innovation
In pursuit of Altria’s aspiration to be the U.S. leader in authorized, non-combustible, reduced-risk products:

•	In May, Altria announced a new corporate structure to accelerate its innovation pipeline and maximize its core tobacco businesses.

•	USSTC submitted premarket tobacco product applications to the U.S. Food and Drug Administration (FDA) for VERVE Discs and VERVE Chews.

•	Nu Mark grew e-vapor volume by approximately 16% in the quarter, reflecting its expansion of MarkTen Elite to over 23,000 retail stores.

•	PM USA’s initial lead market plans for IQOS are ready to deploy upon FDA authorization.

Other Notable Events

•	In July, Altria submitted its comments for the three advance notices of proposed rulemaking (ANPRM) that were published by the FDA in the first quarter. The comments are available at www.altria.com.

2018 Full-Year Guidance
Altria tightens its guidance for 2018 full-year adjusted diluted EPS to be in a range of $3.94 to $4.03, representing a growth rate of 16% to 19% from an adjusted diluted EPS base of $3.39 in 2017 as shown in Schedule 10. This guidance range excludes the special items for the first half of 2018 shown in Table 1 and an additional $0.05 of tax expense resulting from the Tax Cuts and Jobs Act (Tax Reform Act) expected in the second half of 2018. This tax expense is related to a tax basis adjustment to Altria’s AB InBev investment. Altria’s 2018 guidance reflects investments in focus areas for long-term growth, including innovative product development and launches, regulatory science, brand equity, retail fixtures and future retail concepts.

Altria expects its 2018 full-year adjusted effective tax rate will be in a range of approximately 23% to 24%.

Altria’s full-year adjusted diluted EPS guidance and full-year forecast for its adjusted effective tax rate exclude the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, gain/loss on AB InBev/SABMiller business combination, AB InBev special items, certain tax items, charges associated with tobacco and health litigation items, and resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as NPM Adjustment Items).
Altria’s management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on its reported diluted EPS and its reported effective tax rate because these items, which could be significant, may be infrequent, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, its adjusted diluted EPS guidance or its adjusted effective tax rate forecast.
The factors described in the “Forward-Looking and Cautionary Statements” section of this release represent continuing risks to Altria’s forecast.

ALTRIA GROUP, INC.

See "Basis of Presentation" for an explanation of financial measures and reporting segments discussed in this release. Altria uses the equity method of accounting for its investment in AB InBev and reports its share of AB InBev’s results using a one-quarter lag.

Financial Performance
Second Quarter

•	Net revenues declined 5.4% to $6.3 billion, primarily due to lower net revenues in the smokeable products segment. Revenues net of excise taxes declined 3.7% to approximately $4.9 billion.

•
Reported diluted EPS decreased 3.9% to $0.99, primarily driven by the 2017 gain on the AB InBev/SABMiller business combination, higher investment spending in the innovative tobacco products businesses and lower reported operating companies income (OCI) in the smokeable products segment. These results were partially offset by lower income taxes, higher reported equity earnings from AB InBev (which included AB InBev special items), fewer shares outstanding and higher reported OCI in the smokeless products segment.

•
Adjusted diluted EPS increased 18.8% to $1.01, primarily driven by lower income taxes and fewer shares outstanding, partially offset by lower adjusted OCI in the smokeable products segment and higher investment spending in the innovative tobacco products businesses.

First Half

•
Net revenues declined 2.6% to $12.4 billion, as lower net revenues in the smokeable products segment were partially offset by higher net revenues in the smokeless products segment. Revenues net of excise taxes declined 1.1% to approximately $9.5 billion.

•
Reported diluted EPS increased 13.7% to $1.99, primarily driven by lower income taxes, higher reported equity earnings from AB InBev (which included AB InBev special items), fewer shares outstanding and higher reported OCI in the smokeless products segment. These results were partially offset by the 2017 gain on the AB InBev/SABMiller business combination, higher investment spending in the innovative tobacco products businesses and lower reported OCI in the smokeable products segment.

•
Adjusted diluted EPS increased 24.1% to $1.96, primarily driven by lower income taxes, higher adjusted equity earnings from AB InBev, fewer shares outstanding and higher adjusted OCI in the smokeless products segment, partially offset by lower adjusted OCI in the smokeable products segment and higher investment spending in the innovative tobacco products businesses.

Table 1 - Altria’s Adjusted Results

	Second Quarter			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Reported diluted EPS	$0.99	$1.03	(3.9)%	$1.99	$1.75	13.7%
NPM Adjustment Items	(0.03)	—		(0.06)	—
Asset impairment, exit and implementation costs	—	0.01		—	0.02
Tobacco and health litigation items	0.03	0.01		0.04	0.01
AB InBev special items	(0.03)	—		(0.07)	0.03
(Gain) loss on AB InBev/SABMiller business combination	—	(0.14)		0.01	(0.14)
Tax items	0.05	(0.06)		0.05	(0.09)
Adjusted diluted EPS	$1.01	$0.85	18.8%	$1.96	$1.58	24.1%
Note: For details of pre-tax, tax and after-tax amounts, see Schedules 7 and 9.

Special Items
The EPS impact of the following special items is shown in Table 1 and Schedules 7 and 9.
NPM Adjustment Items

•	In the second quarter of 2018, Altria recorded pre-tax income of $77 million (or $0.03 per share) for an NPM adjustment settlement with Pennsylvania.

•	In the first half of 2018, Altria recorded pre-tax income of $145 million (or $0.06 per share) for NPM adjustment settlements with ten states.
Tobacco & Health Litigation Items

•
In the second quarter and first half of 2018, Altria recorded pre-tax charges of $70 million (or $0.03 per share) and $98 million (or $0.04 per share), respectively, for tobacco and health litigation items and related interest costs.

AB InBev Special Items

•
In the second quarter of 2018, equity earnings from AB InBev included net pre-tax income of $72 million (or $0.03 per share), consisting primarily of gains related to AB InBev’s merger and acquisition activities, partially offset by Altria’s share of AB InBev’s mark-to-market losses on AB InBev’s derivative financial instruments used to hedge certain share commitments.

•
In the first half of 2018, equity earnings from AB InBev included net pre-tax income of $189 million (or $0.07 per share), consisting primarily of Altria’s share of AB InBev’s estimated effect of the Tax Reform Act, and gains related to AB InBev’s merger and acquisition activities, partially offset by Altria’s share of AB InBev’s mark-to-market losses on AB InBev’s derivative financial instruments used to hedge certain share commitments. In the first half of 2017, equity earnings from AB InBev included net pre-tax charges of $75 million (or $0.03 per share), consisting primarily of Altria’s share of AB InBev’s mark-to-market losses on AB InBev’s derivative financial instruments used to hedge certain share commitments.

Gain/(Loss) on AB InBev/SABMiller Business Combination

•
In the first half of 2018, Altria recorded a pre-tax loss of $33 million (or $0.01 per share) related to AB InBev’s divestitures of certain SABMiller assets and businesses in connection with the AB InBev/SABMiller business combination.

•
In the second quarter and first half of 2017, Altria recorded a pre-tax gain of $408 million (or $0.14 per share) related to AB InBev’s divestitures of certain SABMiller assets and businesses in connection with the AB InBev/SABMiller business combination.

Tax Items

•
In the second quarter and first half of 2018, Altria recorded income tax charges of approximately $95 million (or $0.05 per share) primarily related to a tax basis adjustment to Altria’s AB InBev investment and for a valuation allowance on foreign tax credit carryforwards that are not realizable.

•
In the second quarter and first half of 2017, Altria recorded income tax benefits of $108 million (or $0.06 per share) and $166 million (or $0.09 per share), respectively, primarily related to the effective settlement of the 2010-2013 Internal Revenue Service audit.

SMOKEABLE PRODUCTS

Revenues and OCI
Second Quarter

•	Net revenues declined 6.3%, as lower volume was partially offset by higher pricing and lower promotional investments. Revenues net of excise taxes declined 4.8%.

•	Reported OCI declined 1.0%, as lower volume and higher tobacco and health litigation items were partially offset by higher pricing, lower promotional investments and NPM Adjustment Items.

•	Adjusted OCI declined 2.8%, primarily driven by lower volume, partially offset by higher pricing and lower promotional investments. Adjusted OCI margins increased 1.1 percentage points to 52.6%.
First Half

•	Net revenues declined 3.7%, as lower volume was partially offset by higher pricing and lower promotional investments. Revenues net of excise taxes declined 2.3%.

•
Reported OCI declined 0.5%, as lower volume, higher costs (including higher tobacco and health litigation items and investments in strategic initiatives) and higher resolution expenses were partially offset by higher pricing, higher NPM Adjustment Items and lower promotional investments.

•
Adjusted OCI declined 2.4%, primarily driven by lower volume, higher costs (including investments in strategic initiatives) and higher resolution expenses, partially offset by higher pricing and lower promotional investments. Adjusted OCI margins were unchanged at 51.2%.

Table 2 - Smokeable Products: Revenues and OCI ($ in millions)

	Second Quarter			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Net revenues	$5,546	$5,922	(6.3)%	$10,960	$11,380	(3.7)%
Excise taxes	(1,388)	(1,556)		(2,789)	(3,016)
Revenues net of excise taxes	$4,158	$4,366	(4.8)%	$8,171	$8,364	(2.3)%

Reported OCI	$2,201	$2,224	(1.0)%	$4,239	$4,260	(0.5)%
NPM Adjustment Items	(77)	—		(145)	(8)
Asset impairment, exit, implementation and acquisition-related costs	2	9		3	15
Tobacco and health litigation items	60	15		84	16
Adjusted OCI	$2,186	$2,248	(2.8)%	$4,181	$4,283	(2.4)%
Adjusted OCI margins [1]	52.6%	51.5%	1.1 pp	51.2%	51.2%	—
1 Adjusted OCI margins are calculated as adjusted OCI divided by revenues net of excise taxes.

Shipment Volume
Second Quarter

•	Smokeable products segment reported domestic cigarette shipment volume declined 10.8%, primarily driven by trade inventory movements, the industry’s rate of decline and retail share losses.

•	When adjusted for trade inventory movements, smokeable products segment domestic cigarette shipment volume decreased by an estimated 5%.

•	Total domestic cigarette industry volumes declined by an estimated 3.5%.

•	Reported cigar shipment volume increased 2.7%.
First Half

•	Smokeable products segment reported domestic cigarette shipment volume declined 7.6%, primarily driven by the industry’s rate of decline, trade inventory movements and retail share losses.

•	When adjusted for trade inventory movements, smokeable products segment domestic cigarette shipment volume decreased by an estimated 5.5%.

•	Total domestic cigarette industry volumes declined by an estimated 4.5%.

•	Reported cigar shipment volume increased 2.8%.

Table 3 - Smokeable Products: Shipment Volume (sticks in millions)

	Second Quarter			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Cigarettes:
Marlboro	23,529	26,157	(10.0)%	47,182	50,852	(7.2)%
Other premium	1,404	1,550	(9.4)%	2,813	3,000	(6.2)%
Discount	2,333	2,862	(18.5)%	4,793	5,444	(12.0)%
Total cigarettes	27,266	30,569	(10.8)%	54,788	59,296	(7.6)%

Cigars:
Black & Mild	414	402	3.0%	789	765	3.1%
Other	3	4	(25.0)%	6	8	(25.0)%
Total cigars	417	406	2.7%	795	773	2.8%

Total smokeable products	27,683	30,975	(10.6)%	55,583	60,069	(7.5)%
Note: Cigarettes volume includes units sold as well as promotional units, but excludes units sold for distribution to Puerto Rico, and units sold in U.S. Territories, to overseas military and by Philip Morris Duty Free Inc., none of which, individually or in the aggregate, is material to the smokeable products segment.

Retail Share and Brand Activity
IRI refreshed its cigarette database in the first quarter of 2018, which affected previously released retail share results.
Second Quarter

•	Marlboro retail share declined 0.3 share points to 43.2%. Marlboro retail share was stable sequentially from the first quarter.

•	Smokeable products segment total cigarette retail share declined 0.7 share points to 50.2%, and declined 0.1 share point sequentially.

•	Nat Sherman expanded Nat’s into 13 additional states across the western U.S. in mid-June.
First Half

•	Marlboro retail share declined 0.4 share points to 43.2%, driven in part by continued effects from the April 2017 California state excise tax increase.

•	Smokeable products segment total cigarette retail share declined 0.8 share points to 50.2%.

Table 4 - Smokeable Products: Cigarettes Retail Share (percent)

	Second Quarter			Six Months Ended June 30,
	2018	2017	Percentage point change	2018	2017	Percentage point change
Cigarettes:
Marlboro	43.2%	43.5%	(0.3)	43.2%	43.6%	(0.4)
Other premium	2.6	2.7	(0.1)	2.6	2.7	(0.1)
Discount	4.4	4.7	(0.3)	4.4	4.7	(0.3)
Total cigarettes	50.2%	50.9%	(0.7)	50.2%	51.0%	(0.8)
Note: Retail share results for cigarettes are based on data from IRI/MSAi, a tracking service that uses a sample of stores and certain wholesale shipments to project market share and depict share trends. This service tracks sales in the food, drug, mass merchandisers, convenience, military, dollar store and club trade classes. For other trade classes selling cigarettes, retail share is based on shipments from wholesalers to retailers (STARS). This service is not designed to capture sales through other channels, including the internet, direct mail and some illicitly tax-advantaged outlets. It is IRI’s standard practice to periodically refresh its services, which could restate retail share results that were previously released in this service.

SMOKELESS PRODUCTS

Revenues and OCI
Second Quarter

•	Net revenues increased 2.7%, primarily driven by higher pricing partially offset by lower volume. Revenues net of excise taxes increased 2.8%.

•	Reported OCI increased 8.6%, primarily driven by higher pricing and lower asset impairment, exit and implementation costs, partially offset by lower volume.

•	Adjusted OCI increased 3.5%, primarily driven by higher pricing partially offset by lower volume. Adjusted OCI margins increased 0.5 percentage points to 69.9%.
First Half

•	Net revenues increased 7.2%, primarily driven by higher pricing and the impact of the 2017 voluntary recall, partially offset by lower volume. Revenues net of excise taxes increased 7.5%.

•	Reported OCI increased 20.6%, primarily driven by higher pricing, the impact of the 2017 voluntary recall and lower asset impairment, exit and implementation costs, partially offset by lower volume.

•
Adjusted OCI increased 13.5%, primarily driven by higher pricing and the impact of the 2017 voluntary recall, partially offset by lower volume. Adjusted OCI margins increased 3.8 percentage points to 69.5%.

Table 5 - Smokeless Products: Revenues and OCI ($ in millions)

	Second Quarter			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Net revenues	$579	$564	2.7%	$1,104	$1,030	7.2%
Excise taxes	(34)	(34)		(66)	(64)
Revenues net of excise taxes	$545	$530	2.8%	$1,038	$966	7.5%

Reported OCI	$377	$347	8.6%	$715	$593	20.6%
Asset impairment, exit and implementation costs	4	21		6	42
Adjusted OCI	$381	$368	3.5%	$721	$635	13.5%
Adjusted OCI margins [1]	69.9%	69.4%	0.5 pp	69.5%	65.7%	3.8 pp
1 Adjusted OCI margins are calculated as adjusted OCI divided by revenues net of excise taxes.

Shipment Volume
Second Quarter

•
Smokeless products segment reported domestic shipment volume declined 2.4% primarily driven by the industry’s rate of decline and retail share losses. Adjusted shipment volume comparisons are not provided due to the unusual effects of the 2017 recall.

First Half

•
Smokeless products segment reported domestic shipment volume declined 1.3% primarily driven by the industry’s rate of decline. When adjusted for calendar differences, the smokeless products segment shipment volume declined approximately 1.5%.

•	The smokeless industry volume declined an estimated 1% over the past six months.

Table 6 - Smokeless Products: Shipment Volume (cans and packs in millions)

	Second Quarter			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Copenhagen	138.1	137.5	0.4%	262.5	262.0	0.2%
Skoal	59.8	65.8	(9.1)%	114.8	121.4	(5.4)%
Copenhagen and Skoal	197.9	203.3	(2.7)%	377.3	383.4	(1.6)%
Other	17.8	17.7	0.6%	34.1	33.4	2.1%
Total smokeless products	215.7	221.0	(2.4)%	411.4	416.8	(1.3)%
Note: Volume includes cans and packs sold, as well as promotional units, but excludes international volume, which is not material to the smokeless products segment. New types of smokeless products, as well as new packaging configurations of existing smokeless products, may or may not be equivalent to existing moist smokeless tobacco (MST) products on a can-for-can basis. To calculate volumes of cans and packs shipped, one pack of snus, irrespective of the number of pouches in the pack, is assumed to be equivalent to one can of MST.

Retail Share and Brand Activity
IRI refreshed its smokeless products database in the first quarter of 2018, which affected previously released retail share results.
Second Quarter

•	Copenhagen retail share was unchanged at 34.3% and Skoal retail share declined 0.4 share points to 16.4%.

•	Copenhagen and Skoal combined retail share decreased 0.4 share points to 50.7%.

•	Smokeless products segment total retail share declined 0.2 share points to 54.1%.
First Half

•	Copenhagen retail share grew 0.5 share points to 34.3% and Skoal retail share declined 0.7 share points to 16.3%.

•	Copenhagen and Skoal combined retail share decreased 0.2 share points to 50.6%.

•	Smokeless products segment total retail share was unchanged at 54.0%.

Table 7 - Smokeless Products: Retail Share (percent)

	Second Quarter			Six Months Ended June 30,
	2018	2017	Percentage point change	2018	2017	Percentage point change
Copenhagen	34.3%	34.3%	—	34.3%	33.8%	0.5
Skoal	16.4	16.8	(0.4)	16.3	17.0	(0.7)
Copenhagen and Skoal	50.7	51.1	(0.4)	50.6	50.8	(0.2)
Other	3.4	3.2	0.2	3.4	3.2	0.2
Total smokeless products	54.1%	54.3%	(0.2)	54.0%	54.0%	—
Note: Retail share results for smokeless products are based on data from IRI InfoScan, a tracking service that uses a sample of stores to project market share and depict share trends. This service tracks sales in the food, drug, mass merchandisers, convenience, military, dollar store and club trade classes on the number of cans and packs sold. Smokeless products is defined by IRI as moist smokeless and spit-free tobacco products. New types of smokeless products, as well as new packaging configurations of existing smokeless products, may or may not be equivalent to existing MST products on a can-for-can basis. For example, one pack of snus, irrespective of the number of pouches in the pack, is assumed to be equivalent to one can of MST. Because this service represents retail share performance only in key trade channels, it should not be considered a precise measurement of actual retail share. It is IRI’s standard practice to periodically refresh its InfoScan services, which could restate retail share results that were previously released in this service.

WINE

Second Quarter

•	Net revenues increased 10.7%, primarily driven by favorable mix and higher shipment volume.

•	Reported and adjusted OCI increased 8.0%, primarily driven by higher volume and favorable mix, partially offset by increased costs.

•	Reported wine shipment volume grew 6.3% to approximately 1.9 million cases.
First Half

•	Net revenues increased 6.2%, primarily driven by higher shipment volume.

•	Reported and adjusted OCI declined 4.3%, primarily driven by higher costs, including one-time employee bonuses, partially offset by higher shipment volume.

•	Reported wine shipment volume grew 6.2% to approximately 3.7 million cases.

Table 8 - Wine: Revenues and OCI ($ in millions)

	Second Quarter			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Net revenues	$166	$150	10.7%	$308	$290	6.2%
Excise taxes	(4)	(5)		(9)	(9)
Revenues net of excise taxes	$162	$145	11.7%	$299	$281	6.4%

Reported and Adjusted OCI	$27	$25	8.0%	$44	$46	(4.3)%
OCI margins [1]	16.7%	17.2%	(0.5) pp	14.7%	16.4%	(1.7) pp
1 OCI margins are calculated as OCI divided by revenues net of excise taxes.

Altria's Profile
Altria’s wholly-owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Sherman Group Holdings, LLC and its subsidiaries (Nat Sherman), Nu Mark LLC (Nu Mark), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria holds an equity investment in Anheuser-Busch InBev SA/NV (AB InBev).
The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal®, VERVE®, MarkTen® and Green Smoke®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™, Torres® and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission. More information about Altria is available at altria.com and on the Altria Investor app.

Basis of Presentation
Altria reports its financial results in accordance with GAAP. Altria’s management reviews OCI, which is defined as operating income before general corporate expenses and amortization of intangibles, to evaluate the performance of, and allocate resources to, the segments. Altria’s management also reviews OCI, OCI margins and diluted EPS on an adjusted basis, which excludes certain income and expense items, including those items noted under “2018 Full-Year Guidance.” Altria’s management does not view any of these special items to be part of Altria’s underlying results as they may be highly variable, may be infrequent, are difficult to predict and can distort underlying business trends and results. Altria’s management also reviews income tax rates on an adjusted basis. Altria’s adjusted effective tax rate may exclude certain tax items from its reported effective tax rate. Altria’s management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Reconciliations of historical adjusted financial measures to corresponding GAAP measures are provided in this release.
Altria uses the equity method of accounting for its investment in AB InBev and reports its share of AB InBev’s results using a one-quarter lag because AB InBev’s results are not available in time to record them in the concurrent period. The one-quarter reporting lag does not affect Altria’s cash flows.
Altria’s reportable segments are smokeable products, including combustible cigarettes and cigars manufactured and sold by PM USA, Middleton and Nat Sherman; smokeless products, including moist smokeless tobacco and snus products manufactured and sold by USSTC; and wine, produced and/or distributed by Ste. Michelle. Results for innovative tobacco products (including Nu Mark’s e-vapor products, VERVE and IQOS) and PMCC are included in “All Other.”
Comparisons are to the corresponding prior-year period unless otherwise stated.

Forward-Looking and Cautionary Statements
This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.
Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the period ended March 31, 2018. These factors include the following: significant competition;

changes in adult consumer preferences and demand for Altria’s operating companies’ products; fluctuations in raw material availability, quality and price; reliance on key facilities and suppliers; reliance on critical information systems, many of which are managed by third-party service providers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; federal, state and local legislative activity, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental investigations.
Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult tobacco consumers (including, where appropriate, through arrangements with, and investments in, third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases.
Altria and its tobacco businesses are also subject to federal, state and local government regulation, including by the FDA. Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.
In addition, the factors related to Altria’s investment in AB InBev include the following: the risk that Altria’s equity securities in AB InBev are subject to restrictions on transfer until October 10, 2021; the risk that Altria’s reported earnings from and carrying value of its equity investment in AB InBev and the dividends paid by AB InBev on shares owned by Altria may be adversely affected by unfavorable foreign currency exchange rates and other factors, including the risks encountered by AB InBev in its business; the risk that the tax treatment of Altria’s transaction consideration from the AB InBev/SABMiller business combination and the accounting treatment of its equity investment are not guaranteed; and the risk that the tax treatment of Altria’s investment in AB InBev may not be as favorable as Altria anticipates.
Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

Altria Client Services         Altria Client Services
Investor Relations         Media Relations
804-484-8222             804-484-8897

Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
Consolidated Statements of Earnings
For the Quarters Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	2018	2017	% Change

Net revenues	$6,305	$6,663	(5.4)%
Cost of sales [1]	1,738	1,954
Excise taxes on products [1]	1,426	1,595
Gross profit	3,141	3,114	0.9%
Marketing, administration and research costs	591	514
Asset impairment and exit costs	2	12
Operating companies income	2,548	2,588	(1.5)%
Amortization of intangibles	5	5
General corporate expenses	45	55
Operating income	2,498	2,528	(1.2)%
Interest and other debt expense, net	178	177
Net periodic benefit income, excluding service cost	(9)	(11)
Earnings from equity investment in AB InBev	(228)	(140)
Gain on AB InBev/SABMiller business combination	—	(408)
Earnings before income taxes	2,557	2,910	(12.1)%
Provision for income taxes	680	920
Net earnings	1,877	1,990	(5.7)%
Net earnings attributable to noncontrolling interests	(1)	(1)
Net earnings attributable to Altria	$1,876	$1,989	(5.7)%

Per share data:
Basic and diluted earnings per share attributable to Altria	$0.99	$1.03	(3.9)%

Weighted-average diluted shares outstanding	1,891	1,928	(1.9)%

[1]  Cost of sales includes charges for resolution expenses related to state settlement agreements and FDA user fees. Supplemental information concerning those items and excise taxes on products sold is shown in Schedule 5.

    Note:  As a result of the January 1, 2018 adoption of Accounting Standards Update (“ASU”) No. 2017-07, Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (“ASU No. 2017-07”), certain immaterial prior-year amounts have been reclassified to conform with the current period’s presentation.

					Schedule 2
ALTRIA GROUP, INC.
and Subsidiaries
Selected Financial Data
For the Quarters Ended June 30,
(dollars in millions)
(Unaudited)

	Net Revenues
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2018	$5,546	$579	$166	$14	$6,305
2017	5,922	564	150	27	6,663
% Change	(6.3)%	2.7%	10.7%	(48.1)%	(5.4)%

Reconciliation:
For the quarter ended June 30, 2017	$5,922	$564	$150	$27	$6,663
Operations	(376)	15	16	(13)	(358)
For the quarter ended June 30, 2018	$5,546	$579	$166	$14	$6,305

	Operating Companies Income (Loss)
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2018	$2,201	$377	$27	$(57)	$2,548
2017	2,224	347	25	(8)	2,588
% Change	(1.0)%	8.6%	8.0%	(100.0)%+	(1.5)%

Reconciliation:
For the quarter ended June 30, 2017	$2,224	$347	$25	$(8)	$2,588

Asset impairment, exit, implementation and acquisition-related costs - 2017	9	21	—	—	30
Tobacco and health litigation items - 2017	15	—	—	—	15
	24	21	—	—	45

NPM Adjustment Items - 2018	77	—	—	—	77
Asset impairment, exit and implementation costs - 2018	(2)	(4)	—	—	(6)
Tobacco and health litigation items - 2018	(60)	—	—	—	(60)
	15	(4)	—	—	11
Operations	(62)	13	2	(49)	(96)
For the quarter ended June 30, 2018	$2,201	$377	$27	$(57)	$2,548

Note:  As a result of the January 1, 2018 adoption of ASU No. 2017-07, certain immaterial prior-year operating companies income (loss) amounts have been reclassified to conform with the current period’s presentation.

			Schedule 3
ALTRIA GROUP, INC.
and Subsidiaries
Consolidated Statements of Earnings
For the Six Months Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	2018	2017	% Change

Net revenues	$12,413	$12,746	(2.6)%
Cost of sales [1]	3,472	3,767
Excise taxes on products [1]	2,864	3,089
Gross profit	6,077	5,890	3.2%
Marketing, administration and research costs	1,158	996
Asset impairment and exit costs	4	16
Operating companies income	4,915	4,878	0.8%
Amortization of intangibles	10	10
General corporate expenses	91	101
Operating income	4,814	4,767	1.0%
Interest and other debt expense, net	344	356
Net periodic benefit income, excluding service cost	(16)	(19)
Earnings from equity investment in AB InBev	(570)	(163)
Loss (gain) on AB InBev/SABMiller business combination	33	(408)
Earnings before income taxes	5,023	5,001	0.4%
Provision for income taxes	1,251	1,609
Net earnings	3,772	3,392	11.2%
Net earnings attributable to noncontrolling interests	(2)	(2)
Net earnings attributable to Altria	$3,770	$3,390	11.2%

Per share data:
Basic and diluted earnings per share attributable to Altria	$1.99	$1.75	13.7%

Weighted-average diluted shares outstanding	1,895	1,933	(2.0)%

[1]  Cost of sales includes charges for resolution expenses related to state settlement agreements and FDA user fees. Supplemental information concerning those items and excise taxes on products sold is shown in Schedule 5.

Note: As a result of the January 1, 2018 adoption of ASU No. 2017-07, certain immaterial prior-year amounts have been reclassified to conform with the current period’s presentation.

					Schedule 4
ALTRIA GROUP, INC.
and Subsidiaries
Selected Financial Data
For the Six Months Ended June 30,
(dollars in millions)
(Unaudited)

	Net Revenues
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2018	$10,960	$1,104	$308	$41	$12,413
2017	11,380	1,030	290	46	12,746
% Change	(3.7)%	7.2%	6.2%	(10.9)%	(2.6)%

Reconciliation:
For the six months ended June 30, 2017	$11,380	$1,030	$290	$46	$12,746
Operations	(420)	74	18	(5)	(333)
For the six months ended June 30, 2018	$10,960	$1,104	$308	$41	$12,413

	Operating Companies Income (Loss)
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2018	$4,239	$715	$44	$(83)	$4,915
2017	4,260	593	46	(21)	4,878
% Change	(0.5)%	20.6%	(4.3)%	(100.0)%+	0.8%

Reconciliation:
For the six months ended June 30, 2017	$4,260	$593	$46	$(21)	$4,878

NPM Adjustment Items - 2017	(8)	—	—	—	(8)
Asset impairment, exit, implementation and acquisition-related costs - 2017	15	42	—	—	57
Tobacco and health litigation items - 2017	16	—	—	—	16
	23	42	—	—	65

NPM Adjustment Items - 2018	145	—	—	—	145
Asset impairment, exit and implementation costs - 2018	(3)	(6)	—	—	(9)
Tobacco and health litigation items - 2018	(84)	—	—	—	(84)
	58	(6)	—	—	52
Operations	(102)	86	(2)	(62)	(80)
For the six months ended June 30, 2018	$4,239	$715	$44	$(83)	$4,915

Note: As a result of the January 1, 2018 adoption of ASU No. 2017-07, certain immaterial prior-year operating companies income (loss) amounts have been reclassified to conform with the current period’s presentation.

			Schedule 5
ALTRIA GROUP, INC.
and Subsidiaries
Supplemental Financial Data
(dollars in millions)
(Unaudited)

	For the Quarters Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
The segment detail of excise taxes on products sold is as follows:

Smokeable products	$1,388	$1,556	$2,789	$3,016
Smokeless products	34	34	66	64
Wine	4	5	9	9
	$1,426	$1,595	$2,864	$3,089

The segment detail of charges for resolution expenses related to state settlement agreements included in cost of sales is as follows:

Smokeable products	$961	$1,184	$1,978	$2,264
Smokeless products	2	2	4	4
	$963	$1,186	$1,982	$2,268

The segment detail of FDA user fees included in cost of sales is as follows:

Smokeable products	$72	$68	$141	$136
Smokeless products	1	1	2	2
	$73	$69	$143	$138

		Schedule 6
ALTRIA GROUP, INC.
and Subsidiaries
Net Earnings and Diluted Earnings Per Share - Attributable to Altria Group, Inc.
For the Quarters Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	Net Earnings	Diluted EPS
2018 Net Earnings	$1,876	$0.99
2017 Net Earnings	$1,989	$1.03
% Change	(5.7)%	(3.9)%

Reconciliation:
2017 Net Earnings	$1,989	$1.03

2017 Tobacco and health litigation items	11	0.01
2017 AB InBev special items	1	—
2017 Asset impairment, exit, implementation and acquisition-related costs	17	0.01
2017 Gain on AB InBev/SABMiller business combination	(265)	(0.14)
2017 Tax items	(108)	(0.06)
Subtotal 2017 special items	(344)	(0.18)

2018 NPM Adjustment Items	58	0.03
2018 AB InBev special items	57	0.03
2018 Asset impairment, exit and implementation costs	(5)	—
2018 Tobacco and health litigation items	(53)	(0.03)
2018 Tax items	(94)	(0.05)
Subtotal 2018 special items	(37)	(0.02)

Fewer shares outstanding	—	0.02
Change in tax rate	311	0.16
Operations	(43)	(0.02)
2018 Net Earnings	$1,876	$0.99

				Schedule 7
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Quarters Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
2018 Reported	$2,557	$680	$1,877	$1,876	$0.99
NPM Adjustment Items	(77)	(19)	(58)	(58)	(0.03)
AB InBev special items	(72)	(15)	(57)	(57)	(0.03)
Asset impairment, exit and implementation costs	6	1	5	5	—
Tobacco and health litigation items	70	17	53	53	0.03
Tax items	—	(94)	94	94	0.05
2018 Adjusted for Special Items	$2,484	$570	$1,914	$1,913	$1.01

2017 Reported	$2,910	$920	$1,990	$1,989	$1.03
Tobacco and health litigation items	17	6	11	11	0.01
AB InBev special items	2	1	1	1	—
Asset impairment, exit, implementation and acquisition-related costs	30	13	17	17	0.01
Gain on AB InBev/SABMiller business combination	(408)	(143)	(265)	(265)	(0.14)
Tax items	—	108	(108)	(108)	(0.06)
2017 Adjusted for Special Items	$2,551	$905	$1,646	$1,645	$0.85

2018 Reported Net Earnings				$1,876	$0.99
2017 Reported Net Earnings				$1,989	$1.03
% Change				(5.7)%	(3.9)%

2018 Net Earnings Adjusted for Special Items				$1,913	$1.01
2017 Net Earnings Adjusted for Special Items				$1,645	$0.85
% Change				16.3%	18.8%

		Schedule 8
ALTRIA GROUP, INC.
and Subsidiaries
Net Earnings and Diluted Earnings Per Share - Attributable to Altria Group, Inc.
For the Six Months Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	Net Earnings	Diluted EPS
2018 Net Earnings	$3,770	$1.99
2017 Net Earnings	$3,390	$1.75
% Change	11.2%	13.7%

Reconciliation:
2017 Net Earnings	$3,390	$1.75

2017 NPM Adjustment Items	(1)	—
2017 Tobacco and health litigation items	12	0.01
2017 AB InBev special items	49	0.03
2017 Asset impairment, exit, implementation and acquisition-related costs	36	0.02
2017 Gain on AB InBev/SABMiller business combination	(265)	(0.14)
2017 Tax items	(166)	(0.09)
Subtotal 2017 special items	(335)	(0.17)

2018 NPM Adjustment Items	109	0.06
2018 Tobacco and health litigation items	(73)	(0.04)
2018 AB InBev special items	149	0.07
2018 Asset impairment, exit and implementation costs	(7)	—
2018 Loss on AB InBev/SABMiller business combination	(26)	(0.01)
2018 Tax items	(95)	(0.05)
Subtotal 2018 special items	57	0.03

Fewer shares outstanding	—	0.04
Change in tax rate	604	0.31
Operations	54	0.03
2018 Net Earnings	$3,770	$1.99

				Schedule 9
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Six Months Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
2018 Reported	$5,023	$1,251	$3,772	$3,770	$1.99
NPM Adjustment Items	(145)	(36)	(109)	(109)	(0.06)
Tobacco and health litigation items	98	25	73	73	0.04
AB InBev special items	(189)	(40)	(149)	(149)	(0.07)
Asset impairment, exit and implementation costs	9	2	7	7	—
Loss on AB InBev/SABMiller business combination	33	7	26	26	0.01
Tax items	—	(95)	95	95	0.05
2018 Adjusted for Special Items	$4,829	$1,114	$3,715	$3,713	$1.96

2017 Reported	$5,001	$1,609	$3,392	$3,390	$1.75
NPM Adjustment Items	(1)	—	(1)	(1)	—
Tobacco and health litigation items	18	6	12	12	0.01
AB InBev special items	75	26	49	49	0.03
Asset impairment, exit, implementation and acquisition-related costs	60	24	36	36	0.02
Gain on AB InBev/SABMiller business combination	(408)	(143)	(265)	(265)	(0.14)
Tax items	—	166	(166)	(166)	(0.09)
2017 Adjusted for Special Items	$4,745	$1,688	$3,057	$3,055	$1.58

2018 Reported Net Earnings				$3,770	$1.99
2017 Reported Net Earnings				$3,390	$1.75
% Change				11.2%	13.7%

2018 Net Earnings Adjusted for Special Items				$3,713	$1.96
2017 Net Earnings Adjusted for Special Items				$3,055	$1.58
% Change				21.5%	24.1%

				Schedule 10
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Year Ended December 31, 2017
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	(Benefit) Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
2017 Reported	$9,828	$(399)	$10,227	$10,222	$5.31
NPM Adjustment Items	4	2	2	2	—
Tobacco and health litigation items	80	30	50	50	0.03
AB InBev special items	160	55	105	105	0.05
Asset impairment, exit, implementation and acquisition-related costs	89	34	55	55	0.03
Gain on AB InBev/SABMiller business combination	(445)	(156)	(289)	(289)	(0.15)
Settlement charge for lump sum pension payments	81	32	49	49	0.03
Tax items	—	3,674	(3,674)	(3,674)	(1.91)
2017 Adjusted for Special Items	$9,797	$3,272	$6,525	$6,520	$3.39

		Schedule 11
ALTRIA GROUP, INC.
and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in millions)
(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$1,430	$1,253
Inventories	2,123	2,225
Other current assets	578	866
Property, plant and equipment, net	1,878	1,914
Goodwill and other intangible assets, net	17,712	17,707
Investment in AB InBev	18,178	17,952
Finance assets, net	856	899
Other long-term assets	422	386
Total assets	$43,177	$43,202

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$864	$864
Accrued settlement charges	2,105	2,442
Other current liabilities	3,419	3,486
Long-term debt	13,036	13,030
Deferred income taxes	5,376	5,247
Accrued postretirement health care costs	1,989	1,987
Accrued pension costs	323	445
Other long-term liabilities	230	283
Total liabilities	27,342	27,784
Redeemable noncontrolling interest	37	38
Total stockholders’ equity	15,798	15,380
Total liabilities and stockholders’ equity	$43,177	$43,202

Total debt	$13,900	$13,894